Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Identix Incorporated (the “Company”) on Form 10-K for the year ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Joseph J. Atick, President and Chief Executive Officer of the Company, and Elissa J. Lindsoe, Chief Financial Officer of the Company, and James H. Moar, Chief Operating Officer and former interim Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joseph J Atick	Date: September 9, 2004

Joseph J. Atick, Chief Executive Officer

/s/ Elissa J. Lindsoe	Date: September 9, 2004

Elissa J. Lindsoe, Chief Financial Officer

/s/ James H. Moar	Date: September 9, 2004

James H. Moar, Chief Operating Officer (former interim Chief Financial Officer)